Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 110 to the Registration Statement (Form N-1A, No. 033-11802) of our reports dated February 12, 2016 on the financial statements and financial highlights of Deutsche Alternative Asset Allocation VIP Fund, Deutsche Global Income Builder VIP Fund, Deutsche Global Equity VIP Fund, Deutsche Small Mid Cap Value VIP Fund, Deutsche Global Growth Value VIP Fund, Deutsche Government & Agency Securities VIP Fund, Deutsche High Income VIP Fund, Deutsche Large Cap Value VIP Fund, Deutsche Government Money Market Value VIP Fund, Deutsche Small Mid Cap Growth VIP Fund, and Deutsche Unconstrained Income VIP Fund (eleven of the funds of Deutsche Variable Series II), respectively, included in each Fund’s Annual Report for the fiscal year ended December 31, 2015.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 25, 2016